Exhibit 99.1
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FOR IMMEDIATE RELEASE
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                                                            Contact: Julian Reid
                                                                        Chairman
                                                      Tel:       44 20 7233 1333
                                                 E-Mail   julianreid@3afunds.com

            SAFFRON FUND, INC. ANNOUNCES APPOINTMENT OF NEW DIRECTOR

NEW YORK, July 25, 2003 -- The Board of Directors of Saffron Fund, Inc. (the "Fund") announces the appointment of Mr. Andrew Pegge of Laxey Partners Ltd as a director.

The Board's decision follows discussions between the Fund and some of its larger institutional stockholders, during which those stockholders expressed a desire for representation on the Board of Directors. Mr. Pegge will occupy the seat previously held by Mr. A. Douglas Eu of JF International Management Inc. ("JFIMI"), who resigned on May 8, 2003 in connection with the resignation of JFIMI as investment manager to the Fund effective June 30, 2003. Mr. Pegge will be a Class III director under the Fund's staggered board system, and his term will expire at the 2004 Annual General Meeting.

Saffron Fund, Inc. is a closed-end, non-diversified management investment company.